Exhibit 99.1

Palo Alto Networks Reports Fiscal First Quarter 2015 Financial Results

•	Fiscal first quarter total revenue grows 50 percent year-over-year to a record $192.3 million

•	Billings grow 52 percent year-over-year to a record $240.5 million

•	Product revenue grows 34 percent year-over-year to $101.5 million; recurring subscription revenue grows 76 percent year-over-year to $43.7 million

•	Deferred revenue grows 69 percent year-over-year to a record $470.7 million

SANTA CLARA, Calif., November 24, 2014 - Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal first quarter 2015 ended October 31, 2014.

Total revenue for the fiscal first quarter grew 50 percent year-over-year to a record $192.3 million, compared with $128.2 million in the fiscal first quarter of 2014. GAAP net loss for the fiscal first quarter was $30.1 million, or $0.38 per diluted share, compared with a net loss of $7.9 million, or $0.11 per diluted share, in the fiscal first quarter of 2014.

Palo Alto Networks recorded fiscal first quarter non-GAAP net income of $12.8 million, or $0.15 per diluted share, compared with non-GAAP net income of $6.2 million, or $0.08 per diluted share, in the fiscal first quarter of 2014. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We had a strong start to fiscal year 2015, outperforming expectations across all of our reported metrics. As the leading provider of the next-generation enterprise security platform, we delivered 52 percent billings growth and 50 percent revenue growth on a year-over-year basis,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “In today’s increasingly complex threat environment, enterprise customers recognize that a true, integrated and automated platform delivering prevention capabilities offers superior security with a superior total cost of ownership advantage. Our results demonstrate the differentiation and sustainability of that unique platform, the scalability of our go-to-market model and our ongoing growth potential.”

“We are very pleased with our first quarter performance. Once again robust new customer acquisition and expansion within our existing customer base drove record billings, revenue and deferred revenue,” said Steffan Tomlinson, chief financial officer of Palo Alto Networks. “We delivered this top-line performance while continuing to grow our non-GAAP operating margin, both sequentially and year-over-year, and generating $74.9 million in cash flow from operations and $69.0 million in free cash flow.”

Recent Highlights

•	Discovered WireLurker malware - Underscoring our thought leadership in cybersecurity, this finding by our Unit 42 threat intelligence team marks a new era in both Mac OS and iOS malware.

•
Extended VMware partnership - Building on our strategic partnership with VMware, we announced our VM-Series support for VMware vCloud® Air™, enabling customers to apply the same rich next-generation security policies across their private and public virtualized infrastructure, whether an application is virtual, physical, on- or off-premise.

•
Launched Advanced Endpoint Protection offering - Further extending our technology leadership, we announced availability of Traps, our revolutionary preventative approach to stop cyber threats on the endpoint, sparing IT security teams from cumbersome remediation, patching, and often futile recovery measures.

•
Honored as a customer support leader - Recognizing our effective use of process and technology to achieve excellent customer satisfaction, we were given by the Technology Services Industry Association the STAR Award for innovation in the delivery of support services.

•
Announced Stanley J. Meresman to the Board of Directors - He joined our audit committee and serves as an audit committee financial expert. Mr. Meresman brings a wealth of valuable experience cultivated during current and previous positions on a number of public and private companies' boards, such as LinkedIn and Zynga.

Financial Outlook
Palo Alto Networks provides guidance based on current market conditions and expectations.

For the fiscal second quarter of 2015, Palo Alto Networks expects:

•	Total revenue in the range of $200 to $204 million, representing year-over-year growth between 42 percent and 45 percent.

•	Diluted non-GAAP earnings per share in the range of $0.16 to $0.17 using 85 to 87 million shares.

Guidance for non-GAAP financial measures excludes share-based compensation, amortization of acquisition-related intangible assets, acquisition expenses, discrete tax benefits, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. The company has not reconciled diluted non-GAAP earnings per share guidance to net income (loss) per diluted share because the company does not provide guidance on net income (loss) or the various reconciling cash and non-cash items between GAAP net income (loss) and non-GAAP net income (loss). As items that impact these measures are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal first quarter 2015 results and outlook for its fiscal second quarter of 2015 today at 4:30 PM Eastern time / 1:30 PM Pacific time. Open to the public, investors may access the call by dialing 1-877-545-1409 or 1-719-325-4940 and entering the passcode 7873236. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing 1-888-203-1112 or 719-457-0820 and entering the passcode 7873236.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the company’s financial outlook for the fiscal second quarter of 2015, the company’s expectations regarding gross margins, seasonality, revenue growth, future investment in Traps, capital expenditures and non-GAAP operating margin, the company’s ability to accelerate growth in its market share, growth trends, demand for and adoption of the company’s products and services, expected availability and efficacy of new products, the company’s competitive position, and continued momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the United States; Palo Alto Networks’ limited experience with new product introductions, including the introduction of the Advanced Endpoint Protection offering; risks associated with new product releases, including software bugs; the failure to timely develop and achieve market acceptance of new products as w ell as existing products and services; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K filed with the SEC on September 18, 2014, which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures
Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense and related payroll taxes, acquisition related costs, amortization expense of acquired intangible assets, litigation related charges including legal settlements, and non-cash interest expense related to the company’s convertible senior notes. Palo Alto Networks believes that excluding these items from non-GAAP net income and non-GAAP diluted net income per share provides management and investors with greater visibility into the underlying performance of the company’s core business operating results, meaning its operating performance excluding these items and, from time to time, other discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects, including income tax associated with these items in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results.

Billings. Palo Alto Networks defines billings as total revenue plus the change in deferred revenue during the period. The company’s management monitors billings because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business. The company considers billings to be a useful metric for management and investors, particularly as sales of subscriptions increase and the company experiences strong renewal rates for subscriptions and support and maintenance.

Free Cash Flow. Palo Alto Networks defines free cash flow as cash provided by operating activities less purchases of property, equipment, and other assets. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchases of property, equipment, and other assets, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation. Share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. In addition, the billings metric reported by the company includes amounts that have not yet been recognized as revenue. The components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks
Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our security platform safely enables business operations and delivers protection based on what matters most in today's dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks Logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:
Jennifer Jasper Smith
Head of Corporate Communications
Palo Alto Networks
408-638-3280
jjsmith@paloaltonetworks.com

Investor Relations Contact:
Kelsey Turcotte
Vice President of Investor Relations
408-753-3872
kturcotte@paloaltonetworks.com

Chris Danne/Maria Riley
The Blueshirt Group
415-217-7722
ir@paloaltonetworks.com

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2014	2013
Revenue:
Product	$101,476	$75,485
Services	90,870	52,695
Total revenue	192,346	128,180
Cost of revenue:
Product	29,141	17,954
Services	24,320	15,853
Total cost of revenue	53,461	33,807
Total gross profit	138,885	94,373
Operating expenses:
Research and development	37,305	19,893
Sales and marketing	106,366	67,366
General and administrative	18,977	14,125
Total operating expenses	162,648	101,384
Operating loss	(23,763)	(7,011)
Interest expense	(5,489)	(8)
Other income, net	341	405
Loss before income taxes	(28,911)	(6,614)
Provision for income taxes	1,157	1,247
Net loss	$(30,068)	$(7,861)
Net loss per share, basic and diluted	$(0.38)	$(0.11)
Weighted-average shares used to compute net loss per share, basic and diluted	79,388	71,681

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2014	2013
GAAP net loss	$(30,068)	$(7,861)
Share-based compensation expense	38,475	14,411
Share-based payroll tax expense	1,054	265
Amortization expense of acquired intangible assets	1,544	—
Litigation related charges [a]	3,065	1,889
Non-cash interest expense related to convertible notes	5,478	—
Income tax and other tax adjustments related to the above	(6,711)	(2,534)
Non-GAAP net income	$12,837	$6,170

GAAP net loss per share, diluted	$(0.38)	$(0.11)
Share-based compensation expense	0.47	0.20
Share-based payroll tax expense	0.01	0.00
Amortization expense of acquired intangible assets	0.02	0.00
Litigation related charges [a]	0.04	0.03
Non-cash interest expense related to convertible notes	0.07	0.00
Income tax and other tax adjustments related to the above	(0.08)	(0.04)
Non-GAAP net income per share, diluted	$0.15	$0.08

GAAP weighted-average shares used to compute net loss per share, diluted	79,388	71,681
Weighted-average effect of potentially dilutive securities [b]	5,341	5,518
Non-GAAP weighted-average shares used to compute net income per share, diluted	84,729	77,199

Revenue	$192,346	$128,180
Change in deferred revenue	48,142	29,726
Billings	$240,488	$157,906

Net cash provided by operating activities	$74,928	$38,881
Less: purchases of property, equipment, and other assets	5,935	15,680
Free cash flow	$68,993	$23,201
Net cash used in investing activities	$(201,093)	$(93,959)
Net cash provided by financing activities	$16,100	$10,646
___________
[a]    Litigation related charges during the three months ended October 31, 2014 and 2013 includes the amortization of intellectual property licenses entered into as part of the settlement with Juniper and expenses for legal services, respectively.
[b]    Non-GAAP net income per share, diluted, includes the potentially dilutive effect of our options and restricted stock units outstanding. The potentially dilutive effect of the convertible notes for the three months ended October 31, 2014 and 2013 was nil.

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2014	July 31, 2014
Assets
Current assets:
Cash and cash equivalents	$543,747	$653,812
Short-term investments	227,752	118,690
Accounts receivable, net	116,224	135,518
Prepaid expenses and other current assets	45,844	50,306
Total current assets	933,567	958,326
Property and equipment, net	49,823	48,744
Long-term investments	289,011	201,880
Goodwill	155,033	155,033
Intangible assets, net	47,451	47,955
Other assets	65,471	66,528
Total assets	$1,540,356	$1,478,466
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,497	$14,526
Accrued compensation	35,935	48,727
Accrued and other liabilities	27,852	25,000
Deferred revenue	286,682	259,918
Total current liabilities	360,966	348,171
Convertible senior notes, net	471,856	466,875
Long-term deferred revenue	184,038	162,660
Other long-term liabilities	30,285	32,177
Stockholders’ equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	859,010	804,406
Accumulated other comprehensive loss	(13)	(105)
Accumulated deficit	(365,794)	(335,726)
Total stockholders’ equity	493,211	468,583
Total liabilities and stockholders’ equity	$1,540,356	$1,478,466

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2014	2013
Cash flows from operating activities
Net loss	$(30,068)	$(7,861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation for equity based awards	38,443	14,383
Depreciation and amortization	6,115	3,146
Amortization of investment premiums, net of accretion of purchase discounts	667	386
Amortization of debt discount and debt issuance costs	5,478	—
Excess tax benefit from share-based compensation	(346)	(56)
Changes in operating assets and liabilities:
Accounts receivable, net	19,294	(3,978)
Prepaid expenses and other assets	3,409	(1,707)
Accounts payable	(4,460)	(205)
Accrued compensation	(12,792)	1,614
Accrued and other liabilities	1,046	3,433
Deferred revenue	48,142	29,726
Net cash provided by operating activities	74,928	38,881
Cash flows from investing activities
Purchase of investments	(247,849)	(122,238)
Proceeds from sales of investments	1,999	—
Proceeds from maturities of investments	50,692	43,959
Purchase of property, equipment, and other assets	(5,935)	(15,680)
Net cash used in investing activities	(201,093)	(93,959)
Cash flows from financing activities
Proceeds from exercise of stock options	7,963	4,610
Proceeds from employee stock purchase plan	7,791	5,988
Excess tax benefit from share-based compensation	346	56
Repurchase of restricted common stock from terminated employees	—	(8)
Net cash provided by financing activities	16,100	10,646
Net decrease in cash and cash equivalents	(110,065)	(44,432)
Cash and cash equivalents - beginning of period	653,812	310,614
Cash and cash equivalents - end of period	$543,747	$266,182